UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

iCAD, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

iCAD, Inc.

SUPPLEMENTAL MATERIAL TO OUR PROXY STATEMENT

FOR OUR ANNUAL MEETING TO BE HELD ON TUESDAY, MAY 22, 2012

This Supplement dated April 18, 2012 amends and supplements the Proxy Statement of iCAD, Inc. (“we” or “iCAD”) dated April 9, 2012 (the “Proxy Statement”), with the following information.

Appointment of Proxy Solicitor

We have hired Innisfree M&A Incorporated to solicit proxies with respect to the Annual Meeting. We will pay Innisfree M&A Incorporated a fee, plus reasonable expenses, for these services. We will pay the cost of preparing, mailing and soliciting proxies, including preparation, assembly, printing and mailing of this Proxy Statement and any additional information furnished to stockholders. We may reimburse banks, brokerage houses, fiduciaries and custodians for their out-of-pocket expenses for forwarding solicitation materials to beneficial owners.

Important Information

iCAD, Inc. has filed a definitive Proxy Statement with the Securities and Exchange Commission (“SEC”) and has furnished to its stockholders a Proxy Statement in connection with the solicitation of proxies for the 2012 Annual Meeting of stockholders. iCAD advises its stockholders to read the Proxy Statement relating to the 2012 Annual Meeting, as amended and supplemented by this Supplement, because it contains important information.

Certain Information Concerning Participants

iCAD, Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with iCAD’s 2012 Annual Meeting. Information concerning persons who may be considered participants in the solicitation of iCAD’s stockholders under the rules of the SEC is set forth in public filings by iCAD with the SEC, including the Proxy Statement relating to the 2012 Annual Meeting of stockholders.